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                                                                      Exhibit 11

                                  FIRST AMENDMENT TO
                             LOAN AND SECURITY AGREEMENT


    THIS FIRST AMENDMENT (this "Amendment") is entered into as of July 16, 1997, between FIXCOR INDUSTRIES, a Delaware corporation ("Borrower"), and NATIONSCREDIT COMMERCIAL CORPORATION, THROUGH ITS NATIONSCREDIT COMMERCIAL FUNDING DIVISION ("Lender").

    WHEREAS, Borrower has requested that Lender consent to the formation of Palletech Inc. by Fix-Corp International, Inc. and certain financial arrangements among Borrower, Fix-Corp International, Inc., Palletech Inc and Gordon Brothers Capital Corporation, and Lender has agreed to do so on the condition, among others, that Borrower agree to amend the Loan Agreement dated May 14,1997 (the "Loan Agreement") as provided herein;

    NOW THEREFORE, in consideration of the premises and mutual agreements herein contained the parties hereto agree as follows:

    1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

    2. AMENDMENT TO LOAN AGREEMENT. The definition of "Eligible Account" contained in Schedule B of the Loan Agreement is amended by (a) deleting the word "and" immediately following clause (xvi) thereof and (b) inserting the following immediately following clause (xvii) thereof, but prior to the period:
"; and (xviii) the Account Debtor for such Account is not also an Account Debtor of Palletech Inc."

    3. OTHER AMENDMENTS. This Amendment shall constitute an amendment to the Loan Agreement and all of the other Loan Documents as appropriate to express the agreement contained herein. In all other respects, the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect in accordance with their original terms.

    4.   MISCELLANEOUS.

    (a) WARRANTIES AND ABSENCE OF DEFAULTS. In order to induce Lender to enter into this Amendment, Borrower hereby warrants, to Lender, as of the date hereof, that:

         (i) The representations and warranties of Borrower contained in the Loan Agreement are true and correct as of the date hereof as if made on the date hereof.

         (ii) All information, reports and other papers and data heretofore furnished to Lender by Borrower in connection with this Amendment, the Loan Agreement and the other Loan Documents are accurate and correct in all material respects and complete insofar as may be necessary to give Lender true and accurate knowledge of the subject matter thereof. Borrower has disclosed to


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    Lender every fact of which it is aware which might adversely affect the business, operations or financial condition of Borrower or the ability of Borrower to perform its obligations under this Amendment, the Loan Agreement or under any of the other Loan Documents. None of the information furnished to Lender by or on behalf of Borrower contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained herein or therein not materially misleading.

         (iii) No Event of Default or Default exists as of the date hereof.

    (b) EXPENSES. Borrower agrees to pay on demand all costs and expenses of Lender (including the reasonable fees and expenses of outside counsel for Lender) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered in connection herewith. In addition, Borrower agrees to pay, and save Lender harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Amendment or the Loan Agreement, amended hereby, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in this
SECTION 4(b) shall survive any termination of this Amendment and the Loan Agreement as amended hereby.

    (c) GOVERNING LAW. This Amendment shall be a contract made under and governed by the internal laws of the State of New York.

    (d) COUNTERPARTS. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

    (e) REFERENCE TO LOAN AGREEMENT. On and after the effectiveness of the amendment to the Loan Agreement accomplished hereby, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof" "herein" or words of like import, and each reference to the Loan Agreement in any other Loan Documents, or other agreements, documents or other instruments executed and delivered pursuant to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

    (f) SUCCESSORS. This Amendment shall be binding upon Borrower, Lender and their respective successors and assigns, and shall inure to the benefit of Borrower, Lender and the successors and assigns of Lenders.


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    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered at New York, New York as of the date first above written.

                                       FIXCOR INDUSTRIES, INC.


                                       By  /s/ Mark Fixler
                                         --------------------------------------
                                       Its  CEO
                                          -------------------------------------


                                       NATIONSCREDIT COMMERCIAL
                                       CORPORATION, THROUGH ITS
                                       NATIONSCREDIT COMMERCIAL FUNDING
                                       DIVISION


                                       By  /s/ Robert Beal
                                         --------------------------------------
                                       Its  Authorized Signatory
                                          -------------------------------------



    The undersigned gurantors hereby acknowledge the foregoing amendment and ratify and reaffirm their respective guarantees of the obligations of FIXCOR Industries, Inc.

FIX-CORP INTERNATIONAL, INC.


By:  /s/ Mark Fixler
   -------------------------------------
Its:  Pres
    ------------------------------------

PALLETECH INC.

By:  /s/ Mark Fixler
   -------------------------------------
Its:  CEO
    ------------------------------------


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